Exhibit 10.28
COINSTAR, INC.
1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
(As Amended by the Board of Directors on February 11, 2009)
1. Purposes
     (a) The purpose of the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “Plan”) is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Stock Awards.
     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
     (c) The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) Stock Awards granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6.
2. Definitions
     (a) Affiliate” means any parent corporation or subsidiary corporation with respect to which an employee of such corporation would be eligible to receive from the Company a grant of an Incentive Stock Option in connection with such employee’s employment by such corporation, whether such corporation is now or hereafter existing, except that, for purposes of Awards not intended to qualify as Incentive Stock Options, the parent or subsidiary need not be a corporation.
     (b) “Award” means any Option or Stock Award.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Company” means Coinstar, Inc., a Delaware corporation.
     (f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.
     (g) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. The Plan Administrator, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Plan Administrator, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.
     (h) “Director” means a member of the Board.
     (i) “Employee” means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (k) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:
          (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq Global Select Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
     (l) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (m) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (o) “Option” means the right to purchase Common Stock granted pursuant to the Plan.
     (p) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (q) “Participant” means the person to whom an Award is granted.
     (r) “Plan” means this Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan, as amended and restated.
     (s) “Plan Administrator” has the meaning set forth in subsection 3(c) of the Plan.
     (t) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.
     (u) “Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.
     (v) “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 7, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.
     (w) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
3. Administration
     (a) The Board shall administer the Plan unless and until the Board delegates administration to a committee or subcommittee, as provided in subsection 3(c).
     (b) The Board, or the Plan Administrator, as defined below, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Award or a combination of the foregoing; and the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award and the number of shares with respect to which an Award shall be granted to each such person.
          (2) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in any Stock Award or Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (3) To amend the Plan or an Award as provided in Section 12.
          (4) To permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. Deferral of any Award payment shall satisfy the requirements for exemption from Section 409A of the Code or satisfy the requirements of Section 409A as determined by the Plan Administrator prior to such deferral.
          (5) Generally, to exercise such powers and to perform such acts as the Board or the Plan Administrator deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.
     (c) The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more independent members of the Board (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (i) “outside directors” as contemplated by Section 162(m) of the Code and (ii) “non-employee directors” as contemplated by Rule 16b-3. Notwithstanding the foregoing, the Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent not inconsistent with applicable law, the Plan Administrator may authorize one or more executive Officers of the Company to grant Awards to certain eligible individuals in such amounts and at an exercise price as specifically prescribed by the Plan Administrator. Notwithstanding any other provision of the Plan, all grants of Awards to Directors shall be approved only by a committee consisting of independent members of the Board.
4. Shares Subject to the Plan
     (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be available for issuance pursuant to Awards shall not exceed in the aggregate Eight Million One Hundred Seventeen Thousand Two Hundred Seventy Four (8,117,274) shares of Common Stock. If any Awards shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awarded pursuant to Section 7), the stock not acquired under such Award shall revert to and again become available for issuance under the Plan.
     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
     (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, not more than an aggregate of Six Hundred Thousand (600,000) shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

     (d) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in subsection 4(a), subject to the provisions of Section 11 relating to adjustments upon changes in stock.
5. Eligibility
     (a) Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.
     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Awards covering more than Five Hundred Thousand (500,000) shares of the Common Stock in any calendar year, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.
6. Option Provisions
     Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
          (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
          (b) Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
          (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or with a check at the time the Option is exercised, or (ii) at the discretion of the Plan Administrator (A) by tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by a Participant, provided that the Participant must have held any such shares tendered that were acquired by the Participant under a Company-sponsored stock compensation program for at least six (6) months, that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of shares being purchased under the Option, (B) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with this exercise, all in accordance with the regulations of the Federal Reserve Board, or (C) such other consideration as the Plan Administrator may permit.
     In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator may, in its sole and absolute discretion at the time the Option is exercised, permit exercise of the Option by delivery of a promissory note from the Participant in a form approved by the Company, provided that the Participant is an Employee, and not an Officer or member of the Board (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System). No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. The Plan Administrator shall have the authority to determine the terms of any promissory note and permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Common Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Plan Administrator, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.
          (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred other than for consideration, to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.
          (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.
          (f) Termination of Employment or Relationship as an Employee Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
     A Participant’s Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Exchange Act or the restrictions of Rule 10b-5 under the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such requirements or restrictions.
          (g) Disability of Participant. In the event the Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
          (h) Death of Participant. In the event of the death of a Participant during, or within a period specified in the Option after the termination of, the Participant’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Participant was entitled to exercise the Option at the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after the Participant’s death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
          (i) Repricing of Options. Except for adjustments made pursuant to Section 11, the exercise price of outstanding Options may not be reduced without stockholder approval nor may outstanding Options be cancelled or amended for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the original price (as adjusted pursuant to Section 11) of such Options without stockholder approval.
7. Stock Awards
     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any, which may be based on continuous service with the Company or the achievement of performance criteria related to: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets, where such criteria may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Stock Award Agreement.
     The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.
          (a) Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

          (b) Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.
          (c) Transferability. No rights under a Stock Award Agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order so long as stock awarded under such agreement remains subject to the terms of the agreement.
8. Covenants of the Company
     (a) During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.
     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), either the Plan, any Award or any stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.
9. Use of Proceeds from Stock
     Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.
10. Miscellaneous
     (a) The Plan Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest pursuant to subsection 6(e) or 7(b), notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
     (b) Neither an Employee, Director or Consultant nor any person to whom an Option or an Award denominated in units is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for receipt of any shares subject to the Award pursuant to its terms.
     (c) Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as an Employee, Consultant or Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s Bylaws.
     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
     (f) The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes. To the extent provided by the terms of a Stock Award or Option Agreement, the person to whom an Award is granted may satisfy any federal, state or local tax withholding obligation relating to the grant, exercise, payment or settlement of an Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award (up to the employer’s minimum tax withholding rate); or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six (6) months).
     (g) Notwithstanding anything contained in the Plan to the contrary, any and all Awards, payments, distributions, deferral elections, transactions and any other actions or arrangements made or entered into pursuant to the Plan shall remain subject at all times to compliance with the requirements of Section 409A of the Code. If the Plan Administrator determines that any Award is subject to Section 409A, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. If the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to the Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A or (ii) comply with the requirements of Section 409A.
     (h) The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate of the Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.
11. Adjustments Upon Changes in Stock
     (a) If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), (i) the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsections 4(a), 4(c) and 4(d), the classes(es)

and maximum number of shares subject to Awards that may be granted to any person during any calendar year pursuant to subsection 5(c) and the class(es) and number of shares for which Awards may be automatically granted pursuant to a formula program established under the Plan, and (ii) the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)
     (b) In the event of a merger, reorganization or sale of substantially all the assets of the Company, the Plan Administrator, may, in its sole discretion, do one or more of the following: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the options prices and adjustments in the number and kind of securities issuable upon exercise; (ii) shorten the period during which options are exercisable; (iii) accelerate any vesting schedule to which an option is subject; or (iv) cancel vested options in exchange for cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The Plan Administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.
12. Amendment of the Plan and Awards
     (a) The Board at any time, and from time to time, may amend the Plan; provided, however, that except as provided in Section 11 relating to adjustments upon changes in stock, stockholder approval shall be required for any amendment that (i) materially increases the number of securities issuable under the Plan; (ii) materially modifies the requirements for participation in the Plan; (iii) otherwise materially amends the Plan to the extent stockholder approval is required by Nasdaq or securities exchange listing requirements; or (iv) otherwise requires stockholder approval under any applicable law or regulation.
     (b) The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (d) Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.
     (e) The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.
13. Termination or Suspension of the Plan
     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 8, 2016. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.
14. Effective Date of Plan

     The Plan, as amended and restated, shall become effective on the date it is approved by the stockholders.